STATEMENT OF COMPUTATION OF EARNINGS                            EXHIBIT 12(B)
TO FIXED CHARGES AND DIVIDENDS ON PREFERRED SECURITIES


                                     Three Months
                                    Ended March 31,
(dollars in thousands)                2001         2000          2000          1999          1998          1997         1996
                                ---------------    ----          ----          ----          ----          ----         ----

EARNINGS, INCLUDING INTEREST
  ON DEPOSITS (1)
     Income before income taxes    $ 160,297   $   304,726   $ 1,221,527   $ 1,178,762   $ 1,003,572   $   907,792   $   751,786
     Fixed Charges                   432,333       391,956     1,785,300     1,260,186     1,273,671     1,301,146     1,234,431
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

                                   $ 592,630   $   696,682   $ 3,006,827   $ 2,438,948   $ 2,277,243   $ 2,208,938   $ 1,986,217
                                   =========   ===========   ===========   ===========   ===========   ===========   ===========

Preferred dividend requirement     $   4,275   $     4,275   $    17,100   $    17,100   $    17,100   $    17,100   $     9,025
Ratio of income before
  income tax expense
  to net income                         1.71          1.55          1.54          1.55          1.54          1.55          1.59
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

Preferred dividends (2)            $   7,322   $     6,612   $    26,416   $    26,543   $    26,368   $    26,542   $    14,390
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

FIXED CHARGES (1)
     Interest expense              $ 428,168   $   387,824   $ 1,768,979   $ 1,244,279   $ 1,258,151   $ 1,286,264   $ 1,218,556
     Portion of net rental
         expense estimated to be
         representative of the
         interest factor               4,165         4,132        16,321        15,907        15,520        14,882        15,875
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

     Fixed charges, including
       interest on deposits        $ 432,333   $   391,956   $ 1,785,300   $ 1,260,186   $ 1,273,671   $ 1,301,146   $ 1,234,431
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

 Fixed charges and
   preferred dividends             $ 439,654   $   398,568   $ 1,811,716   $ 1,286,728   $ 1,300,040   $ 1,327,688   $ 1,248,821
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

Consolidated ratio of earnings
     to combined fixed charges
     and preferred stock
     dividends (including
     interest on deposits)              1.35          1.75          1.66          1.90          1.75          1.66          1.59
                                   =========   ===========   ===========   ===========   ===========   ===========   ===========


EARNINGS, EXCLUDING INTEREST
  ON DEPOSITS (1)
     Income before income taxes    $ 160,297   $   304,726   $ 1,221,527   $ 1,178,762   $ 1,003,572   $   907,792   $   751,786
     Fixed Charges                   160,406       189,060       829,132       565,875       535,180       555,095       484,341
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

                                   $ 320,703   $   493,786   $ 2,050,659   $ 1,744,637   $ 1,538,752   $ 1,462,887   $ 1,236,127
                                   =========   ===========   ===========   ===========   ===========   ===========   ===========

Preferred dividends (2)            $   7,322   $     6,612   $    26,416   $    26,543   $    26,368   $    26,542   $    14,390
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

FIXED CHARGES (1)
     Interest expense                428,168       387,824     1,768,979     1,244,279     1,258,151     1,286,264     1,218,556
     Less: Interest on deposits     (271,927)     (202,896)     (956,168)     (694,311)     (738,491)     (746,051)     (750,090)
     Portion of net rental
         expense estimated to be
         representative of the
         interest factor               4,165         4,132        16,321        15,907        15,520        14,882        15,875
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

     Fixed Charges excluding
       interest on deposits (1)      160,406       189,060       829,132       565,875       535,180       555,095       484,341
                                   ---------   -----------   -----------   -----------   -----------   -----------   -----------

Fixed charges and preferred
  dividends                        $ 167,727   $   195,672   $   855,548   $   592,417   $   561,549   $   581,637   $   498,731
                                   =========   ===========   ===========   ===========   ===========   ===========   ===========

Consolidated ratio of earnings
     to combined fixed charges
     and preferred stock
     dividends (excluding
     interest on deposits)              1.91          2.52          2.40          2.94          2.74          2.52          2.48
                                   =========   ===========   ===========   ===========   ===========   ===========   ===========


* The ratio of earnings to fixed charges is computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges are defined as interest expense and the portion of net rental expense estimated to be representative of the interest factor.

(1)  As defined in Item 503 (d) of regulation S-K.

(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.





Rental Expense                      12,495    12,398
Factor deemed to be interest        0.3333    0.3333      0.3333     0.3333    0.3333     0.3333      0.3333
                                    ------    ------      ------     ------    ------     ------      ------
Portion of net rental
    expense estimated to be
    representative of the
    interest factor                  4,165     4,132           0          0         0          0           0